UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2015

OLD POINT FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

Virginia	000-12896	54-1265373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 West Mellen Street
Hampton, Virginia  23663
(Address of principal executive offices)  (Zip Code)

(757)728-1200
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Old Point Financial Corporation Incentive Plan

On March 10, 2015, the Board of Directors of Old Point Financial Corporation (the Company), upon the recommendation of the Compensation Committee, approved the Old Point Financial Corporation Incentive Plan (the Incentive Plan) for the Company's exempt employees that are at officer level 2 and above, which includes the named executive officers.

General. The Incentive Plan is a calendar year-based plan that provides for the potential payment of annual cash bonus awards to designated employees of the Company and its subsidiaries (Participants) based on the achievement of Company and, in the case of employees below officer level 5, individual and team performance goals established by the Compensation Committee or Chief Executive Officer (CEO), as appropriate, for each plan year.

The Incentive Plan will be administered by the Compensation Committee and, to the extent permitted by applicable stock exchange rules, the CEO.

Under the Incentive Plan, at the beginning of each plan year, the Compensation Committee, upon the recommendation of the CEO, will approve Participants for the year. The Compensation Committee or the CEO, as appropriate, will also establish target bonus amounts and performance goals and weightings for the determination of bonus awards for each Participant for the year.  Following the end of each plan year, the Compensation Committee, upon the recommendation of the CEO, will review Company and where applicable, individual and team performance against the established goals and determine the cash bonus awards earned by each Participant, if any.  Bonuses earned under the Incentive Plan will be paid in cash during the first quarter following the end of each plan year.

 New employees must be employed before July 1st of the plan year (January 1 – December 31) to be eligible for that year's incentive plan and will receive a prorated award based upon their hire date.

The target bonus amounts and performance goals and weightings for a plan year will not be the same for all Participants, but the primary Company performance goal under the Incentive Plan will be the Company's budgeted amount for net income for the year.

To ensure dollars are available based on performance to fund the Incentive Plan, the Company must achieve a threshold (minimum) level of budgeted net income each year to formally fund the Incentive Plan.  If the threshold level of budgeted net income is not achieved, the Incentive Plan will not activate.  However, the Compensation Committee has the ability to make discretionary awards to key performers if the Incentive Plan does not activate.

If a Participant is terminated by the Company prior to payment, no incentive award will be paid. To encourage employees to remain in the employment of the Company, a Participant must be an active employee of the Company on the date the incentive is paid to receive an award, subject to exceptions in the case of death, disability and retirement.

Bonus Awards.  Each year, a Participant will be eligible to earn a cash bonus award consisting of a target bonus amount that may be increased or decreased based on the Company's net income for the plan year as well as Company and, in the case of employees below officer level 5, individual and team performance against other established goals. The target bonus amounts will be equal to a percentage of the Participant's base salary actually earned during the plan year.

In order to pay incentive awards at the target level, the Company must achieve its budgeted net income goal for the year.  If net income does not reach that level, each Participant's incentive target opportunity will be reduced in accordance with a matrix approved by the Compensation Committee for the year.  If net income exceeds the target, each Participant's incentive target opportunity will be adjusted higher in accordance with the matrix.No adjustments are made based on performance in between performance levels in the matrix.  Incentive target opportunities will not adjust upward until the next performance level is achieved.

After adjusting each Participant's incentive target opportunity based on net income achieved, each Participant's bonus award will be determined following the end of the plan year based on the evaluation of Company and, for employees in Level 4 and below, individual/team performance against established goals.

Actual awards can range from 0% to 150% of the adjusted target depending on performance. Threshold (i.e., minimum acceptable) performance will pay out at 50% of target and achieving stretch (i.e., superior) performance can result in awards up to 150% of target. For example, if a Participant's adjusted target incentive opportunity is 4.00%, the threshold payout opportunity would be 2.00% (4% * 50%) and the stretch/maximum payout opportunity would be 6% (4% * 150%).
Incentive awards for officers in officer level 5 and 6, which includes all of the named executive officers, will be tied to only Company performance.  Their incentive awards will not be adjusted for individual performance.  Incentive awards for all other Participants will be based on a combination of Company and individual/team performance, as follows:

•
Commercial Lenders:  Company's budgeted return on average assets, Company's budgeted non-performing assets to total assets, individual and or team new loan production, treasury fee income and loan fee income.

•
Branch personnel and Private Banking:  Company's budgeted return on average assets, Company's budgeted non-performing assets to total assets, individual and or team new loan production, new low cost deposits and number of cross-sells to treasury and trust.

•	Old Point National Bank support staff personnel: Company's budgeted return on average assets, Company's budget net non-interest expense and individual performance evaluation ranking.

•	Old Point Trust and Financial Services personnel: Company's budgeted return on average assets, Old Point Trust and Financial Services budgeted net income and individual performance evaluation ranking.

Incentive awards earned by each Participant will be determined following the end of the plan year based on the evaluation of Company and, for employees in level 4 and below, individual/team performance for the plan year, and approved by the CEO and the Compensation Committee, as appropriate. A Participant must have received a minimum performance rating of 3.0 to be eligible to receive an incentive award.
Discretion. The Compensation Committee retains the discretion to negatively adjust Incentive Plan funding and/or payments, in aggregate or by individual, to reflect regulatory findings and/or other risk factors (e.g., asset or loan quality).  The Compensation Committee also retains the discretion to modify, increase or eliminate awards based on any positive or negative business factors, in its discretion.

Clawback.  The Incentive Plan also contains a clawback provision, providing that in the event the Company is required to prepare an accounting restatement due to error, omission or fraud (as determined by the Audit Committee), each executive officer may be required to reimburse the Company for part or the entire incentive award made to such executive officer on the basis of having met or exceeded specific targets for the relevant plan year.

The above summary of the Incentive Plan is qualified in its entirety by reference to the complete Summary of the Incentive Plan, which is attached as Exhibit 10.7 to this Current Report on Form 8-K.

Establishment of Bonus Targets and Performance Goals for 2015

Also on March 10, 2015, as part of its approval of the Incentive Plan, the Board of Directors approved the Participants and established the corporate and individual performance goals for the Incentive Plan for 2015, based upon the recommendation of the Compensation Committee.  The Board of Directors also approved target bonus amounts and weightings among corporate and individual goals for each Participant.

For 2015, each of the Company's named executive officers, among others, is a Participant in the Incentive Plan.  The target bonus amounts selected for each of the named executive officers for 2015 are:

Named Executive Officer	Officer Level	Target Bonus Amount (as % of Base Salary)
Robert F. Shuford, Sr.	6	9.00%
Laurie D. Grabow	5	9.00%
Louis G. Morris	6	9.00%
Robert F. Shuford, Jr.	6	9.00%
Joseph R. Witt	6	9.00%

For 2015, the threshold (minimum) achievement required to activate the Incentive Plan is 90% of budgeted net income for 2015.

For 2015, the following matrix was approved for adjustments to each named executive officer's incentive target opportunity based upon earned net income during the year:

% of Budgeted Net Income	Target Incentive Opportunities (as % of base salary earned)	Percentage Adjustment of Target Incentive Opportunity
	Level 5 & 6
Below 90%	0%	0%
90% - 94%	4.50%	50%
95% - 99%	6.75%	75%
100% (Target)	9.00%	100%
110% - 119%	9.90%	110%
120% and Higher	10.80%	120%

Incentive awards for the named executive officers for 2015 will be based on the following three Company performance measures and weightings, with the target achievement level equal to the Company's budgeted performance goal for the year:

Measure	Weighting
Return on Average Assets	50%
Net Non-Interest Expense to Average Assets	25%
Non-Performing Assets to total Assets	25%

Item 9.01                          Financial Statements and Exhibits.

(d)            Exhibits

Exhibit 10.7                          Old Point Financial Corporation Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old Point Financial Corporation
Registrant

Date: March 12, 2015
/s/ Robert F. Shuford, Sr.
Robert F. Shuford, Sr.
Chairman of the Board
President & Chief Executive Officer